UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

January 13, 2012 (January 12, 2012)

F.N.B. CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction

of incorporation)

001-31940	25-1255406
(Commission File Number)	(IRS Employer Identification No.)

One F.N.B. Boulevard, Hermitage, PA	16148
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:

(724) 981-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5—Corporate Governance and Management

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of January 12, 2012, Brian F. Lilly’s employment as the Vice Chairman and Chief Operating Officer of F.N.B. Corporation (the “Company”) was terminated.

Under the previously disclosed terms of his employment agreement and subject to the requirements and restrictions described therein, Mr. Lilly is entitled to receive certain accrued amounts and vested benefits through the date of his termination of employment, as well as the following severance benefits: (i) continued participation in the Company’s group health plan for 36 months or until Mr. Lilly is covered under a group health plan of a different employer, (ii) continued base salary payments for a period of 36 months and (iii) 36 monthly payments of an amount equal to 1/12 of his average annual bonus over the preceding 3 fiscal years.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

F.N.B. CORPORATION

Date: January 13, 2012	By:	/s/ James G. Orie
James G. Orie Chief Legal Officer

3